UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 10, 2025
Date of Report (date of earliest event reported)

PLAYSTUDIOS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39652	88-1802794
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10150 Covington Cross Drive, Las Vegas, Nevada		89144
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (725) 877-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MYPS	Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MYPSW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.     Results of Operations and Financial Condition.
On March 10, 2025, PLAYSTUDIOS, Inc. (the “Company”) issued a press release, furnished as Exhibit 99.1, announcing the Company’s results of operations for the quarter ended December 31, 2024.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific references in such filing.
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation from Board of Directors
On March 7, 2025, James Murren notified the Board of Directors (“Board”) of PLAYSTUDIOS, Inc. (the “Company”) of his resignation as a director of the Company and member of each committee of the Board, effective March 7, 2025. At the time of his resignation, Mr. Murren served as Chairman of the Audit Committee of the Board.
Adoption of Severance and Change in Control Plan
On March 7, 2025, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) adopted the PLAYSTUDIOS, Inc. Severance and Change in Control Plan (the “Severance Plan”). The Severance Plan provides severance pay and benefits to eligible officers and management employees who are designated as Participants (as defined in the Severance Plan). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Severance Plan.
The Compensation Committee has the authority to designate the executives and key employees who will be eligible to participate in the Severance Plan and is responsible for administering the Severance Plan. Each of the Company’s named executive officers has been designated as a Participant under the Severance Plan, with Mr. Pascal as a Tier 1 Participant and Mr. Agena, Mr. Oseland and Mr. Peterson as Tier 2 Participants.
Under the Severance Plan, Participants are entitled to severance benefits upon the occurrence of a Qualifying Termination, as follows:
Termination that Does Not Qualify as a Change in Control Termination. In the event of a Non-CIC Qualifying Termination, Participants will be eligible to receive the following benefits, provided the Participant enters into a Release and otherwise complies with the terms of the Severance Plan:
•A lump sum cash payment equal to (i) in the case of Tier 1 Participants, 1.0 times the sum of the Participants annual Base Salary plus annual target Bonus, or (ii) in the case of Tier 2 Participants, 0.5 times the Participant’s annual Base Salary.
•Continuation of the Participant’s medical, dental and vision benefits for the shorter of (i) in the case of Tier 1 Participants, 12 months, or, in the case of Tier 2 Participants, 6 months, (ii) until the date of the Participant becomes eligible to receive similar coverage from a subsequent employer, or (iii) until the date Participant and/or Participant’s covered dependents cease to be eligible for COBRA continuation coverage.
•With respect to unvested time-based equity awards, (i) for Tier 1 participants, partial vesting in an amount equal to the Time-Based Annual Equity Target applicable to such participant, pro rated to reflect the number of days elapsed in the year of termination, and (ii) for Tier 2 participants, unvested awards shall lapse in accordance with their terms, unless and to the extent otherwise determined by the Compensation Committee.
•With respect to unvested performance-based equity awards, (i) for Tier 1 participants, partial vesting in an amount equal to the Performance-Based Annual Equity Target applicable to such participant, pro rated to reflect the number of days elapsed in the year of termination, and (ii) for Tier 2 participants, unvested awards shall lapse in accordance with their terms, unless and to the extent otherwise determined by the Compensation Committee.
Termination in Connection with a Change in Control. In the event of a CIC Qualifying Termination (which generally consists of a termination without Cause or for Good Reason that occurs within 3 months before or 12 months after a Change in Control), Participants will be eligible to receive the following benefits, provided the Participant enters into a Release and otherwise complies with the terms of the Severance Plan:
•A lump sum cash payment equal to (i) in the case of Tier 1 Participants, 2.0 times the sum of the Participants annual Base Salary plus annual target Bonus, or (ii) in the case of Tier 2 Participants, 1.0 times the sum of the Participant’s annual Base Salary plus annual target Bonus.

•Continuation of the Participant’s medical, dental and vision benefits for the shorter of (i) in the case of Tier 1 Participants, 24 months, or, in the case of Tier 2 Participants, 12 months, (ii) until the date of the Participant becomes eligible to receive similar coverage from a subsequent employer, or (iii) until the date Participant and/or Participant’s covered dependents cease to be eligible for COBRA continuation coverage.
•With respect to unvested time-based equity awards, full vesting in an amount equal to two (2) times the Time-Based Annual Equity Target applicable to such Participant; provided, however, that if the amount of then-outstanding unvested time-based equity awards held by such Participant is less than this amount, such Participant will be issued additional fully-vested equity awards to ensure the Participant receives an amount equal to two (2) times the applicable Time-Based Annual Equity Target.
•With respect to unvested performance-based equity awards, full vesting in an amount equal to two (2) times the Performance-Based Annual Equity Target applicable to such Participant; provided, however, that if the amount of then-outstanding unvested performance-based equity awards held by such Participant is less than this amount, such Participant will be issued additional fully-vested equity awards to ensure the Participant receives an amount equal to two (2) times the applicable Performance-Based Annual Equity Target.
Each Participant’s receipt of severance benefits under the Severance Plan is subject to such Participant’s (i) execution and non-revocation of a general release of claims in favor of the Company and (ii) continued compliance with all restrictive covenants set forth in the Severance Plan, the Release, the Proprietary Information and Inventions Agreement, and any other confidentiality, non-solicitation, non-competition, invention assignment or similar agreement between the Participant and the Company. The Severance Plan supersedes all prior employment agreements, offer letter agreements or similar agreements that may have previously entitled a Participant to severance benefits upon termination of employment.
The foregoing summary of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Grant of Equity Awards
On March 7, 2025, the Compensation Committee approved grants of restricted stock units (“RSUs”) and performance stock units (“PSUs”) under the Company’s 2021 Equity Incentive Plan (the “Plan”) to certain of the Company’s officers, including Andrew Pascal, the Chairman and Chief Executive Officer of the Company, Robert L. Oseland, the Chief Operating Officer of the Company, Scott Peterson, the Chief Financial Officer of the Company, and Joel Agena, the General Counsel and Secretary of the Company, in the following amounts: (i) 41,666 RSUs vesting on January 15, 2026, 333,334 RSUs vesting on January 15, 2027, and 625,000 RSUs vesting on January 15, 2028, and 625,000 PSUs vesting on February 28, 2026, to Mr. Pascal; (ii) 250,000 RSUs vesting on January 15, 2028, and 233,333 PSUs vesting on February 28, 2026, to Mr. Oseland; (iii) 83,333 RSUs vesting on May 15, 2025, 83,334 RSUs vesting on January 15, 2026, 83,334 RSUs vesting on January 15, 2027, and 83,333 RSUs vesting on January 15, 2028, and 250,000 PSUs vesting on February 28, 2026, to Mr. Peterson; and (iv) 41,667 RSUs vesting on May 15, 2025, 41,667 RSUs vesting on January 15, 2026, 41,667 RSUs vesting on January 15, 2027, and 41,667 RSUs vesting on January 15, 2028, and 125,000 PSUs vesting on February 28, 2026, to Mr. Agena, subject in each case to the recipient remaining an employee of the Company through the applicable vesting dates. Vesting of the PSUs granted to each of Mr. Pascal, Mr. Oseland, Mr. Peterson, and Mr. Agena will be based on the Company’s achievement of certain financial performance targets for the fiscal year ending December 31, 2025, and the actual number of shares issuable under such awards upon vesting will range from 0% to 100% of the number of PSUs granted, based on the Company’s actual financial performance relative to such targets.
The foregoing description of the RSUs and PSUs is a summary only and does not describe all terms and conditions applicable to these awards. The description is subject to and qualified in its entirety by the terms of the Plan, a copy of which is filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K dated June 21, 2021 (filed June 25, 2021), the form of Restricted Stock Unit Award Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 (filed November 12, 2021), and the form of Performance Stock Unit Award Agreement, a copy of which is filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (filed on March 12, 2024), each of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(a)None
(b)None
(c)None
(d)Exhibits

Exhibit Number	Description
10.1^	PLAYSTUDIOS, Inc. Severance and Change in Control Plan.
99.1*	Press release dated March 10, 2025, announcing financial results for the quarter and year ended December 31, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*	Furnished herewith
^	Indicates management contract or compensatory plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 10, 2025

PLAYSTUDIOS, Inc.

By:	/s/ Scott Peterson
	Name:	Scott Peterson
	Title:	Chief Financial Officer